Exhibit 10.26

SECOND AMENDMENT TO

AGREEMENT RELATING TO RETENTION AND

NONCOMPETITION AND OTHER COVENANTS

SECOND AMENDMENT (the “Second Amendment”), dated as of February 26, 2009 (the “Amendment Effective Date”), by and among Lazard Ltd, a company incorporated under the laws of Bermuda (“PubliCo”), Lazard Group LLC, a Delaware limited liability company (“Lazard”), on its behalf and on behalf of its subsidiaries and affiliates (collectively with Lazard, PubliCo, and its and their predecessors and successors, the “Firm”), and Michael J. Castellano (the “Executive”), to the Agreement Relating to Retention and Noncompetition and Other Covenants between the Executive and the Firm, dated as of May 4, 2005 and first amended as of May 7, 2008 (the “Agreement”).

WHEREAS the Firm and the Executive wish to amend the Agreement to provide for the treatment of certain restricted stock units and deferred cash awards granted to the Executive in the event that the Executive retires on or after March 31, 2011.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, effective as of the Amendment Effective Date, the Executive, PubliCo and Lazard hereby agree to amend the Agreement as follows:

SECTION 1. Addition to Schedule I of New Paragraph 8. The following new paragraph is hereby added to Schedule I:

“8. Retirement. Notwithstanding anything contained herein or in any restricted stock unit award agreement (an “RSU Agreement”) or deferred cash award agreement (a “DCA Agreement”) entered into between the Firm and the Executive prior to or after the date hereof, with respect to (i) all restricted stock units and deferred cash awards granted to the Executive prior to the date hereof and (ii) all restricted stock units and deferred cash awards granted to the Executive after the date hereof as part of the Firm’s ordinary annual incentive compensation process (all such awards, referred to herein as “Ordinary Compensation Awards”), if the Executive voluntarily terminates his employment on or after March 31, 2011, subject to the Executive’s continued compliance with the restrictive covenants set forth in the applicable RSU Agreement or DCA Agreement through the applicable vesting date of the Ordinary Compensation Award (without regard to the earlier expiration of the stated duration of any such restricted covenant, other than such earlier expiration due to the occurrence of a “change of control” of the Firm as defined in the Firm’s applicable incentive compensation plan), the Executive’s Ordinary Compensation Awards will continue to vest on the dates (or upon the events) set forth in each such RSU Agreement or DCA Agreement; provided, however, that, if, as of the date of the Executive’s voluntary termination of employment (whether prior to, on or after March 31, 2011), the Firm has adopted a retirement policy applicable to the Firm’s equity compensation program (the “Retirement Policy”) that provides the Executive with more favorable treatment than the treatment set forth above, subject to the Executive’s satisfaction of the eligibility requirements of such Retirement Policy and compliance with the terms thereof, the Executive’s Ordinary Compensation Awards will vest or continue to vest in accordance with the terms of the Retirement Policy. Prior to the grant of equity awards that are not Ordinary Compensation Awards (if any), the Executive and the Firm will in good faith mutually agree as to the retirement treatment of such awards. Nothing in this paragraph 8 shall be interpreted or construed to result in or require either (A) the delivery of shares in respect of the Executive’s restricted stock units or cash in respect of the Executive’s deferred cash awards prior to the first date or event provided under the applicable RSU Agreement or DCA Agreement and permitted under Section 409A of the Code or (B) the delay of the delivery of shares in respect of the Executive’s restricted stock units or cash in respect of the Executive’s deferred cash awards to a date after the first date or event provided under the applicable RSU Agreement or DCA Agreement and permitted under Section 409A of the Code.”

SECTION 2. Amendment to Section 16(b) of the Agreement. The following sentence is hereby added to the end of Section 16(b) of the Agreement.

“For purposes of clarity, the retirement rights set forth in paragraph 8 of Schedule I shall survive and continue to apply and be available to the Executive following the expiration of the Term of this Agreement and shall be available to the Executive for the duration of his employment with the Firm.”

SECTION 3. Choice of Law. THIS SECOND AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (UNITED STATES OF AMERICA), WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS WHICH COULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

SECTION 4. Effect of Amendment. Except as expressly set forth herein, this Second Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the parties to the Agreement, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which shall continue in full force and effect. This Second Amendment shall apply and be effective only with respect to the provisions of the Agreement specifically referred to herein. After the date hereof, any reference to the Agreement shall mean the Agreement as modified hereby.

SECTION 5. Counterparts. This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which, when taken together, shall constitute one and the same amendment.

IN WITNESS WHEREOF, the Executive, PubliCo and Lazard hereto have caused this Second Amendment to be executed and delivered on the date first above written.

LAZARD LTD

By:

Name:
Title:

LAZARD GROUP LLC (on its behalf, and on behalf of its subsidiaries and affiliates)

By:

Name:
Title:

MICHAEL J. CASTELLANO

By:

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